UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2011 (March 30, 2011)

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On and effective as of March 30, 2011, Bohai Pharmaceuticals Group, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Euro Pacific Capital, Inc., as investor representative (the “Investor Representative”), pursuant to which the Company and the Investor Representative agreed to terminate that certain Amendment and Agreement, effective as of June 30, 2010, by and between the Company and the Investor Representative (the “A&A”).  As a result of the Termination Agreement, the A&A and each of its provisions were terminated.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2010, the A&A made certain amendments to the Company’s 8% subordinated, unsecured Convertible Promissory Notes, issued January 5, 2010 (the “Notes”), common stock purchase warrants to purchase up to 6,000,000 shares of Company common stock (the “Common Stock”), issued January 5, 2010 (the “Warrants”), and warrants to purchase an additional 600,000 shares of Common Stock (the “Agent Warrants”), issued to the placement agents of the Company’s $12,000,000 private placement offering which closed on January 5, 2010 (the “Offering”).  The Notes, Warrants, and Agent Warrants were issued in connection with the consummation of the Offering.  As previously disclosed, pursuant to agreements entered into in connection with the Offering, the Investor Representative was empowered to enter into both the A&A and the Termination Agreement on behalf of the investors in the Offering.

Under the terms of the A&A, the Company and the Investor Representative had agreed to modify the Notes, Warrants and Agent Warrants to eliminate certain anti-dilution price protections contained in such instruments.  In return, the Company agreed (subject to certain exceptions) to not issue securities of the Company at less than $2.20 per share without the Investor Representative’s consent.  After further study, the Company concluded that the original purpose of the A&A (to mitigate the impact of certain non-cash embedded derivative liabilities associated with the Notes, Warrants and Agent Warrants) would not be achieved.  Therefore, the Company determined and agreed with the Investor Representative to terminate the A&A and to thereby restore the Notes, Warrants and Agent Warrants to their original terms.

A copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on 8-K, and the description of the Termination Agreement herein is qualified in its entirety by reference to such exhibit.

Item 9.01  Financial Statements and Exhibits

(d) 10.1	Exhibits Termination Agreement dated and entered into effective for all purposes as of March 30, 2011, by and between the Company and Euro Pacific Capital, Inc., as investor representative.

Cautionary Note on Forward Look Statements

This Current Report on Form 8-K and the exhibits hereto and the statements of representatives and partners of Bohai Pharmaceuticals Group, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve significant risks and uncertainties.  Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ significantly from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2011	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Gene Hsiao
Name: Gene Hsiao
Title: Chief Financial Officer